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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-30778) and related Prospectus of Nanogen, Inc. for the registration of shares of its common stock and to the use of and incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements of Nanogen, Inc. included therein and in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP


San Diego, California
March 10, 2000